Exhibit (10)(j)* to Report
on Form 10-K for Fiscal
Year Ended June 30, 2001
by Parker-Hannifin Corporation

Parker-Hannifin Corporation 1990 Employees Stock Option Plan, as amended.

*Numbered in accordance with Item 601 of Regulation S-K.

PARKER-HANNIFIN CORPORATION
1990 EMPLOYEES STOCK OPTION PLAN

Effective: September 1, 1990
Amended: October 28, 1993
Amended: August 15, 1996

        1.      Purpose.      This 1990 Employees Stock Option Plan (the "Plan") is designed to enable the Corporation, by the grant of options, to attract and retain key employees for the Corporation and its subsidiaries and to provide additional incentive to these employees through increased stock ownership. Options granted under the Plan may be (a) incentive stock options within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), or (b) nonqualified stock options.

        2.      Administration.      The Plan shall be administered by a committee consisting of not less than three directors of the Corporation (the "Committee"), to be appointed by, and to serve during the pleasure of, the Board of Directors of the Corporation. No director who has within one year been eligible to participate in the Plan may be appointed or serve as a member of the Committee. Subject to the terms of the Plan, the Committee shall have full power and authority to interpret the provisions and to supervise the administration of the Plan and to define the terms of and grant options under the Plan. All decisions by the Committee pursuant to the provisions of the Plan shall be made by a majority of its members and shall be final.

        3.      Employees Who May Participate in the Plan.       Employees to whom options are granted shall be designated from time to time by the Committee. An option may be granted to any salaried employee of the Corporation or of a subsidiary with executive, managerial, technical or professional responsibility, including any officer who is a member of the Board of Directors. An employee may hold more than one option; however, for incentive stock options, the aggregate fair market value (determined at the time the option is granted) of the shares with respect to such incentive stock options which are exercisable for the first time during any calendar year (under all plans of the Corporation and its subsidiaries) shall not exceed $100,000.

        4.      Shares Subject to the Plan.      The shares subject to the Plan shall be the Corporation's Common Shares, without par value, and may be authorized but unissued shares or treasury shares. The total number of shares that may be delivered upon the exercise of all options granted under the Plan may not exceed 1,000,000, subject, however, to adjustment as provided in Section 12. Stock appreciation rights may be granted with respect to all or part of the shares subject to an option granted under the Plan. When all or part of an option is surrendered upon exercise of the related stock appreciation rights, the shares subject to the surrendered part of the option shall be considered exercised in full and shall not be available for the grant of future options under the Plan, and the number of shares that may be delivered under the Plan shall be reduced accordingly. When, however, an option is surrendered or expires for any reason other than the exercise of the related stock appreciation rights, the shares subject to the option shall again become available for offering under the Plan.

        5.        Option Price. The option price shall be determined by the Committee or by the Board of Directors. In the case of incentive stock options, the option price may not be less than 100% of the fair market value of the shares subject to the option on the date the option is granted, except that, if the optionee owns, at the time the option is granted, shares possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or a subsidiary, the option price may be not less than 110% of the fair market value of the shares on the date the option is granted. In no event may previously unissued shares be issued at a price less than that permitted by the Ohio General Corporation Law. For purposes of this Plan, the "fair market value" of shares on any date shall be the reported closing price of the shares as reported for New York Stock Exchange-Composite Transactions on that date, or if no shares are traded on that date, the next preceding date on which trading occurred. In the event that the shares cease to be traded on the New York Stock Exchange, the "fair market value" of the shares shall be determined in the manner prescribed by the Committee.

        6.        Exercise of Options. Except as otherwise provided in Section 7, or as may be permitted pursuant to options granted under Section 13, an option may be exercised only while the optionee is in the employ of the Corporation or of a subsidiary. Unless an option is accelerated as provided in this Section 6, an optionee to whom an option has been granted must remain in the continuous employ of the Corporation or of a subsidiary for one year from the date on which the option is granted before he or she may exercise any part of the option. Thereafter, and during the life of the option, the option may be exercised at any time as to all of the Common Shares subject to the option, or from time to time, as to any portion of such Common Shares or in such installments as the Committee may determine at the time the option is granted. No fraction of a Common Share may, however, be purchased upon the exercise of an option. An option shall be treated as outstanding for this purpose until the option is exercised in full, is surrendered upon the exercise of related stock appreciation rights, or expires by reason of the lapse of time.

        The Board of Directors may, in its discretion and upon such terms as it deems appropriate, accelerate the date on which any outstanding option becomes exercisable in the event of a proposed merger or consolidation of the Corporation into or with another corporation, a proposed sale of all or a substantial part of the Corporation's assets, a tender or exchange offer for the Corporation's Common Shares, or another transaction or series of transactions that the Board determines is likely to result in a change in control of the Corporation. In addition to the foregoing, the Committee may purchase stock options previously granted to any person who is at the time of any such transaction a director or officer of the Corporation for a price equal to the difference between the consideration per share payable pursuant to the terms of the transaction and the option price.

        7.        Exercise of Options After Termination of Employment. No option may be exercised after termination of the optionee's employment, except in the following situations:

                (a) If the termination of employment is due to permanent disability or to retirement under the applicable retirement plan or policy of the Corporation or a subsidiary, the optionee shall have the right to exercise the option in whole or in part within the period of two years after the date of termination of his employment; provided, however, that the Compensation and Management Development Committee of the Board of Directors may, at its sole discretion, extend the period of time in which a particular optionee may exercise an option, in whole or in part, but not for a period exceeding ten years after the date of grant.

                        (b)    If the termination of employment is due to the death of the optionee, the optionee's estate, personal representative, or beneficiary shall have the right to exercise the option in whole or in part within the period of two years after the date of the optionee's death.

                        (c)    If the termination of employment is due to any other reason except the optionee's permanent disability or retirement as specified in (a) above or the optionee's death as specified in (b) above, the optionee shall have the right to exercise the option in whole or in part within the period of three months after the date of such termination of employment.

        8.             Termination of Options. An option granted under this Plan shall terminate, and the right of the employee to purchase shares upon exercise of the option shall expire, on the date determined by the Committee at the time the option is granted. No option, however, may have a life of more than ten years after the date it is granted, and, in the case of an employee who owns, at the time the option is granted, stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or a subsidiary, no incentive stock option may have a life of more than five years after the date it is granted. If an option is accelerated pursuant to Section 6, the Board may prescribe an earlier termination date.

        9.             Notice of Grant. When an employee is granted an option under the Plan, the Committee shall promptly cause the employee to be notified in writing of the nature of the grant and the terms of the option. The date on which the Committee approves the grant shall be considered to be the date on which the option is granted.

                        Notice of Exercise: Payment for Shares. An option shall be considered to be exercised when the employee notifies the Corporation in writing of his intention to do so and tenders payment in full of the option price. Payment of the option price may be made in cash, by delivery of Common Shares of the Corporation (taken at their fair market value on the date of exercise, as defined in Section 5), or partly in cash and partly in shares, unless otherwise determined by the Committee. The employee shall have none of the rights of a shareholder with respect to shares purchased upon exercise of an option until he has paid the option price in full.

        11.           Nontransferability of Options. An option granted under the Plan may not be transferred other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, an employee may transfer any nonqualified stock option granted under this Plan to members of his immediate family (defined as his children, grandchildren and spouse) or to one or more trusts for the benefit of such family members or partnerships in which such family members are the only partners if the instrument evidencing such stock option expressly so provides (or is amended to so provide) and the employee does not receive any consideration for the transfer; provided that any such transferred stock option shall continue to be subject to the same terms and considerations that are applicable to such stock option immediately prior to its transfer (except that such transferred stock option shall not be further transferable by the transferee inter vivos).

Each employee to whom an option is granted, by accepting the option, agrees with the corporation that, in the event that the Corporation merges into or consolidates with another corporation, the Corporation sells all or a substantial part of its assets, or the Corporation's Common Shares are subject to a tender or exchange offer, he will consent to the transfer or assumption of the option, or accept a new option in substitution therefor, if the Committee or the Board of Directors requests him to do so.

        12.        Adjustments Upon Changes in Shares. In the event of any change in the shares subject to the Plan or to any option right granted under the Plan by reason of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, exchange of shares, or other change in the corporate structure of the Corporation, the aggregate number of Common Shares as to which options may thereafter be granted under the Plan, the number of Common Shares subject to each outstanding option, and the option price for shares subject to each outstanding option shall be appropriately adjusted by the Committee.

        13.        Substitute Options. The Board of Directors may grant options in substitution for, or upon the assumption of, options granted by another corporation that is merged into, consolidated with, or all or a substantial part of the assets or stock of which is acquired by the Corporation or a subsidiary. Subject to the limit in Section 4 on the number of shares that may be delivered upon the exercise of options granted under this Plan, the terms and provisions of any options granted under this Section 13 may vary from the terms and provisions otherwise specified in this Plan and may, instead, correspond to the terms and provisions of the options granted by the other corporation.

        14.        Purchase for Investment. Each employee receiving shares upon exercise of an option may be required by the Corporation to furnish a representation that he is acquiring the shares as an investment and not with a view to distribution if the Corporation, in its sole discretion, determines that the representation is required to ensure that the resale or other disposition of the shares would not violate the Securities Act of 1933, as amended, or any applicable state securities laws. The Corporation reserves the right to place any legend or other symbol on certificates for shares delivered pursuant to the Plan, and to issue any stop transfer or similar instructions to the transfer agent, that the Corporation deems necessary and proper to assure compliance with any such representation.

        15.        Compliance with Securities Law. No certificate for shares shall be delivered upon exercise of an option until the Corporation has taken any action that is required to comply with the provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and any applicable state securities laws and with the requirements of any exchange on which the Corporation's Common Shares may, at the time, be listed.

        16.         Duration and Termination of the Plan. The Plan shall remain in effect until August 31, 2000, and shall then terminate, unless terminated at an earlier date by action of the Board of directors. Except as provided in Section 18, termination of the Plan shall not affect options previously granted.

        17.         Amendment of the Plan. The Board of Directors may alter or amend the Plan from time to time prior to its termination, except that, without shareholder approval, no amendment may increase the aggregate number of shares with respect to which options may be granted (except in accordance with the provisions of Section 12), reduce the option price at which options may be exercised (except in accordance with the provisions of Section 12), extend the time within which options may be granted or the time within which an option may be exercised, or change the requirements relating to eligibility or to administration of the Plan. Except in accordance with the provisions of Section 12, the Board of Directors may not, without the consent of the holder of the option, alter or impair any outstanding options previously granted under this Plan. The Committee, may, with the agreement of the affected optionee, cancel any stock option granted pursuant to the Plan. In the event of such cancellation, the Committee may authorize the grant of a new option for the same number of Common Shares specified in the cancelled stock option or for a different number of Common Shares, at such option price and upon terms and conditions which would have been applicable under the Plan had the original cancelled stock option not been granted.

        18.        Effective Date. This Plan was adopted by the Board of Directors and became effective on September 1, 1990, subject to approval by the Corporation's shareholders on or before October 24, 1990. Options may be granted prior to approval of the Plan by shareholders, but no such option may be exercised until after the Plan has been approved by shareholders. If the shareholders do not approve the Plan on or before October 24, 1990, all options previously granted under the Plan shall terminate.